POWER OF ATTORNEY

	I, Hans G. Bell hereby authorize and designate:
-	Monica M. Gaudiosi, Vice President and General Counsel, Secretary
-	Jessica A. Milner, Vice President, Law and Assistant Secretary
-	Pamela A. Meredith, Senior Counsel and Assistant Secretary
-	Joshua T. Samples, Associate Counsel

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3, Initial Statement of Beneficial Ownership of Securities, Forms 4, Statements of Changes in Beneficial Ownership, and Forms 5, Annual Statements of Changes in Beneficial Ownership, or any successor reporting forms with the United States Securities and Exchange Commission (the "SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position as an executive officer of UGI Corporation and its affiliates. The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of UGI Corporation and its affiliates under Section 16 of the Act.

August 28, 2020                           /s/ Hans G. Bell
Date                                      Name:  Hans G. Bell